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                                                                       EXHIBIT 5

[John Hancock Mutual Life Insurance Company Letterhead]

                                                                   JUNE 29, 1996

Board of Directors
John Hancock Variable Life Insurance Company

                     Re: John Hancock Variable Life Insurance Company Registration Statement on Form S-1
                          ----------------------------------

Dear Directors:

        In my capacity as Counsel of John Hancock Variable Life Insurance Company (the "Company"), I have represented the Company in connection with its development of deferred annuities of a type which contemplates fixed benefits, subject to a market value adjustment. I have participated in the preparation of the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of interests in these deferred annuity contracts to be issued by the Company on an individual and group basis (the "Registration Statements").

        I am of the following opinion: the Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts and the interests in the deferred annuity contracts, when issued as contemplated in the Registration Statement, will be legal and binding obligations of the Company in accordance with the terms of the deferred annuity contracts.

        In arriving at the forgoing opinion, I have reviewed the Registration Statement on Form S-1, including the prospectus, and relevant proceedings of the Board of Directors.

        I hereby consent to the filing of my opinion as a exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Sandra M. DaDalt, Esq.
                                         --------------------------
                                         Sandra M. DaDalt, Esq.
                                         Counsel